AMENDMENT NUMBER 1 TO
                            NOTE PURCHASE AGREEMENT

                  AMENDMENT NUMBER 1 TO NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of September 9, 1999 by and among UNION ACCEPTANCE FUNDING CORPORATION, a Delaware corporation, as borrower (in such capacity, the "Issuer"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation, as lender (the "Company"), and BANK OF AMERICA, N.A., a national banking association (formerly known as NationsBank, N.A.) ("Bank of America"), as agent for the Company and the Bank Investors (in such capacity, together with its successors, the "Agent") and as a Bank Investor individually, amending that certain Note Purchase Agreement dated as of September 18, 1998 (such agreement as so amended, the "Note Purchase Agreement").

                  WHEREAS, the parties hereto mutually desire to make certain amendments to the Note Purchase Agreement as hereinafter set forth; and

                  WHEREAS, the Insurer and the Majority Investors have consented to the execution and delivery of this Amendment by the parties hereto.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Defined Terms. As used in this Amendment, and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Note Purchase Agreement.

         (a) Section 1.1 of the Note Purchase Agreement is hereby amended by deleting the definition of "Facility Limit" and replacing it with the following:

                  ""Facility Limit" shall mean $500,000,000."

                  SECTION 2. Effectiveness. This Amendment shall become effective upon receipt by the Agent of (i) a fully executed copy of this Amendment and Amendment Number 2 to the Security Agreement, of even date herewith, (iii) an executed replacement Note in substantially in the form attached hereto as Exhibit A, and (iv) an endorsement to the Insurance Policy reflecting the amended Facility Limit and otherwise acceptable to the Agent (or, in lieu thereof, the Issuer may cause to be delivered to the Agent a replacement Insurance Policy reflecting the amended Facility Limit and otherwise in the form of the Insurance Policy issued on the Closing Date).

                  SECTION 3. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Issuer, the Borrower, any Bank Investor or the Agent under the Note Purchase Agreement.

                  SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6. Ratification. Except as expressly affected by the provisions hereof, the Note Purchase Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Note Purchase Agreement as amended by this Amendment.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number 1 as of the date first written above.

                            ENTERPRISE FUNDING CORPORATION,
                                  as Company


                            By: /s/ Kevin P. Burns
                                -------------------------------------------
                                    Name: Kevin P. Burns
                                    Title: Vice President

                            UNION ACCEPTANCE FUNDING
                                  CORPORATION, as Issuer


                            By: /s/ Leeanne W. Graziani
                                -------------------------------------------
                                    Name: Leeanne W. Graziani
                                    Title: President

                                BANK OF AMERICA, N.A.,
                                as Agent, Bank Investor and as Collateral Agent


                            By: /s/ Brian D. Krum
                                -------------------------------------------
                                    Name: Brian D. Krum
                                    Title: Vice President
Consented and agreed:

MBIA INSURANCE CORPORATION


By: /s/ Nicholas Sourbis
    -------------------------------------------
Name: Nicholas Sourbis
Title: Managing Director

                                                                       Exhibit A
                                     NOTE

                                                            [September __, 1999]

$500,000,000

                  Reference  is  hereby  made  to  that  certain  Note  Purchase
Agreement dated as of September 18, 1998 (as amended, supplemented or otherwise modified in accordance with the terms thereof and in effect from time to time, the "Note Purchase Agreement") by and among Union Acceptance Funding Corporation, a Delaware corporation (the "Issuer"), Enterprise Funding Corporation, a Delaware corporation (the "Company") and Bank of America, N.A., a national banking association (the "Agent" or the "Bank Investor," as applicable) and to that certain Security Agreement dated as of September 18, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Security Agreement") by and among the Issuer, the Company, UAC, individually and as Collection Agent, MBIA Insurance Corporation, as Insurer and the Agent, individually and as Collateral Agent. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Note Purchase Agreement or the Security Agreement, as applicable.

                  FOR VALUE RECEIVED, the Issuer hereby promises to pay to the order of the Agent, for the account of the Company or the Bank Investor at the principal office of the Agent at Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, North Carolina 28255 a principal sum equal to FIVE HUNDRED MILLION DOLLARS ($500,000,000), in lawful money of the United States of America and in immediately available funds.

                  The date and amount of each Funding extended by the Company or the Bank Investor, as the case may be, to the Issuer under the Note Purchase Agreement, and each payment of principal thereof, shall be recorded by the Agent, for the account of the Company or the Bank Investor, as appropriate, on its books and, prior to any transfer of this Note (or, at the discretion of the Company, and/or the Bank Investor, as appropriate, at any other time), endorsed by the Agent, on behalf of the Company and the Bank Investor on the schedule attached hereto or any continuation thereof. Although the stated principal amount of this Note is as stated above, this Note shall be enforceable only with respect to the Issuer's obligation to pay the principal hereof only to the extent of the unpaid principal amount of the Fundings outstanding under the Note Purchase Agreement at the time such enforcement shall be sought.

                  Interest on the outstanding principal amount of this Note shall accrue at the rate or rates necessary for the payment to the holder hereof, on the dates provided for in the Security Agreement, of Carrying Costs payable to the holder hereof on such date or dates; in all events interest hereunder in an amount equal to the Interest Component of all Related Commercial Paper maturing on any day shall be due and payable on such day. Interest due and payable hereunder shall be payable in accordance with the priorities set forth in Section 2.3(a) of the Security Agreement.

                  Principal will be due and payable on each Remittance Date, and such amounts shall be payable in accordance with Article II of the Security Agreement.

                  The entire outstanding principal amount of this Note and accrued interest thereon will be due and payable on the Remittance Date occurring in the fourth calendar month following the calendar month in which the latest maturing Receivable (determined as of the Termination Date) is scheduled to mature (without regard to extensions subsequently granted on any Receivable by the Issuer or the Collection Agent).

                  The Issuer's obligation to make payments hereunder shall be a limited recourse obligation of the Issuer, payable solely from the Collateral.

                  The Issuer shall pay all costs of collection of any amount due hereunder when incurred, including without limitation, reasonable attorney's fees and expenses, and including all costs and expenses actually incurred in connection with the pursuit by the holder of any of its rights or remedies referred to herein or in the Security Agreement or the protection of or realization upon collateral, and all such costs shall be payable in accordance with Section 2.3(a)(xiii) of the Security Agreement.

                  The Issuer waives presentment, notice of dishonor, protest and other notice or formality with respect to this Note.

                  THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                 UNION ACCEPTANCE FUNDING  CORPORATION


                            By: /s/ Leeanne W.,Graziani
                                -------------------------------------------
                                Name: Leeanne W. Graziani
                                Title: President

           Date       Amount of        Amount of      Principal       Notation
                       Funding         Repayment     Outstanding         By